SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

NBC CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 19, 2002

Dear Fellow Shareholders:

     We cordially invite you to attend the 2002 annual meeting of shareholders of NBC Capital Corporation. The annual meeting will be held beginning at 5:00 p.m., local time, on Tuesday, April 16, 2002, at the National Bank of Commerce, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi. The formal notice of the annual meeting appears on the next page.

     The annual meeting has been called for the following purposes: (1) to elect twenty-one directors of NBC Capital Corporation to serve until the 2003 annual meeting and (2) to transact such other business as may properly come before the annual meeting or any adjournment thereof.

     We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your board of directors recommends a vote “FOR” the election as directors of those nominees named in the accompanying proxy statement.

     We are gratified by our shareholders’ continued interest in NBC Capital Corporation, and are pleased that in the past so many of you have voted your shares. We look forward to seeing you at the annual meeting.

Sincerely yours,

Lewis F. Mallory, Jr. Chairman of the Board and Chief Executive Officer

NBC CAPITAL CORPORATION
301 East Main Street
Starkville, Mississippi 39759

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 16, 2002

     Notice is hereby given that the annual meeting of shareholders of NBC Capital Corporation will be held beginning at 5:00 p.m., local time, on Tuesday, April 16, 2002 at the National Bank of Commerce, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi. The annual meeting has been called for the following purposes:

•	to elect 21 directors of NBC Capital Corporation, to serve until the 2003 annual meeting or until their successors are duly elected and qualified; and

•	to transact such other business as may properly come before the annual meeting.

     The board of directors has fixed the close of business on Monday, March 11, 2002 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

     Your vote is important. Regardless of whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible. A proxy may be revoked at any time before it is voted at the annual meeting.

By Order of the Board of Directors,

Hunter M. Gholson Secretary

March 19, 2002

ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2001
2001 YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

NBC CAPITAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 16, 2002

     This proxy statement is furnished to the shareholders of NBC Capital Corporation (the “Corporation”), in connection with the solicitation of proxies on behalf of the board of directors for use at the 2002 annual meeting of shareholders to be held at 5:00 p.m., local time, on Tuesday, April 16, 2002, at the National Bank of Commerce, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi, or any adjournments or postponements thereof.

     The Corporation’s principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759, and its telephone number is (662) 323-1341.

     This proxy statement, the accompanying proxy card and the notice of annual meeting are first being distributed to shareholders on or about March 19, 2002.

     At the meeting, shareholders will have the opportunity to consider and vote upon:

•	the election of 21 directors to serve until the 2003 annual meeting; and

•	any other matter that may properly come before the annual meeting or any adjournments thereof.

     The board of directors has fixed the close of business on Monday, March 11, 2002 as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of March 11, 2002, there were 6,173,710 shares of the Corporation’s common stock outstanding. The Corporation has no other outstanding class of securities.

     If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

Solicitation and Revocation of Proxies

     If you have delivered a proxy for the annual meeting, you may revoke it any time before it is voted by attending the meeting and voting in person, giving written notice revoking your proxy to the corporate secretary prior to the date of the annual meeting, or by submitting a signed proxy before the meeting dated later than your initial proxy.

     If a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted at the annual meeting in accordance with the instructions on the card. If a proxy card is returned properly signed and dated but with no instructions given, the shares represented by that proxy card will be voted “FOR” the election as directors of those nominees named herein. The proxy card also gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the annual meeting. The board of directors is not aware of any other matter to be presented at the meeting other than the election of directors.

     The Corporation will bear the cost of soliciting proxies from its shareholders. The Corporation will solicit shareholder votes by mail and possibly by telephone or other means of telecommunication. Directors, officers and employees of the Corporation may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. The Corporation’s stock transfer agent, SunTrust Bank, will also assist in the solicitation of proxies from brokers and nominees of shareholders for the meeting. The Corporation estimates that fees of SunTrust will not exceed $10,000, plus out-of-pocket costs and expenses. The Corporation will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Quorum

     A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the annual meeting. This is true even if the shareholder abstains from voting with respect to any matter brought before the annual meeting.

     Each share of the Corporation’s common stock outstanding on March 11, 2002 entitles its holder to one vote on any proposal that may properly come before the annual meeting. In the election of directors, shareholders are entitled to cumulate their votes. See the section titled “Election of Directors” for voting procedures regarding the election of directors.

     As of February 15, 2002, the directors and executive officers of the Corporation beneficially owned a total of 932,850 shares, or approximately 15.1%, of the outstanding shares of the Corporation’s common stock. These individuals have indicated that they will vote for each of the nominees for director listed in this proxy statement.

ELECTION OF DIRECTORS

     At the annual meeting, shareholders will elect 21 directors, who will serve until the 2003 annual meeting. The board of directors has nominated the 21 persons listed on the proxy card, each of whom is currently a director of the Corporation.

     The board of directors recommends a vote “FOR” the election of all the nominees.

Voting Procedures

     Shareholders have cumulative voting rights in the election of directors. Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many candidates as the shareholder chooses. For example, because the number of directors to be elected is 21, a shareholder owning ten shares may cast 210 votes for one nominee; ten votes for each of the 21 nominees or allocate the 210 votes among the several nominees in any manner. The 21 candidates receiving the highest number of votes cast will be elected.

     If a shareholder returns a properly signed and dated proxy card, but does not allocate votes or mark out the name of any nominee on the card, the proxy holders will vote all shares represented by proxy in favor of each of the 21 nominees, while reserving the right, however, to cumulate the votes represented by proxies and distribute them among the nominees at their discretion. Otherwise, the signed proxy card will be voted as indicated on the card. If, for any reason, one or more of the nominees is not available as a candidate for director (an event that the board of directors does not anticipate), the proxy holders will vote for such other candidate or candidates as may be nominated by the board of directors, and discretionary authority to do so is included in the proxy card. If shareholders attending the annual meeting cumulate their votes such that all of the nominees cannot be elected, then the proxy holders will cumulate votes to elect as many of the board’s nominees as possible.

Nominees

     The following table provides information about the 21 nominees.

		Director
Name	Age	Since	Principal Occupation

Mark A. Abernathy (1)	45	1994	President and Chief Operating Officer, National Bank of Commerce and the Corporation

David Byars	48	1998	President, Byars Furniture

Robert S. Caldwell, Jr. (2)	60	1999	President, Caldwell Furniture & Properties and Brownwell Realty

Robert L. Calvert, III (1)(2)	62	1999	President, Calvert Spalding Engineers, Inc., Robert L. Calvert Consulting Engineers, Inc., and C & H Properties, Inc.

		Director
Name	Age	Since	Principal Occupation

Robert A. Cunningham (1)	56	1990	Planter

J. Nutie Dowdle (1)(2)(3)	58	1990	President, Dowdle Butane Gas Co., Inc. and Wholesale LP Gas Co.

Clifton B. Fowler	53	1991	President, National Bank of Commerce, Starkville Banking Center and Vice President of the Corporation

James C. Galloway, Jr.	49	1997	President, Galloway-Chandler-McKinney Insurance Agency, Inc., and Magnolia Financial Services Corporation

Hunter M. Gholson (1)(3)	69	1974	Attorney at Law, Gholson, Hicks & Nichols

James D. Graham	52	2001	President, Graham Roofing Company

Bobby L. Harper (1)	60	1977	Executive Vice President, Banking Center Administration, National Bank of Commerce and Chairman of Executive Committee of National Bank of Commerce and the Corporation

Robert S. Jones (1)(3)	70	1973	Retired Auto Dealer

Lewis F. Mallory, Jr. (1)	59	1969	Chairman of the Board and Chief Executive Officer, National Bank of Commerce and the Corporation

Robert D. Miller (1)(2)(3)	72	1975	Certified Public Accountant, R.D. Miller & Co., C.P.A.

Ralph E. Pogue	72	1979	Ralph Pogue, Attorney at Law

Thomas J. Prince, Jr.	60	1990	Executive Vice President, Division Manager of Consumer Financial Services, National Bank of Commerce and Vice President of the Corporation

Allen B. Puckett, III, (1)(2)(3)	51	1987	President, Columbus Brick Company

Dr. James C. Ratcliff (2)	70	1978	Retired Physician

Sammy J. Smith (2)(4)	62	1977	Owner, Smith & Byars Men’s Clothing

H. Stokes Smith (2)(4)	65	1999	National Sales Manager, The Westmount Company

Henry S. Weiss (1)(2)(3)	71	1988	President, Industrial Fabricator, Inc. and Partner, P & W Enterprises

(1)	Member of Executive Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers.

Meetings and Committees of the Board of Directors

     The board of directors meets on the third Wednesday of each month with the exception of April, in which the annual shareholder meeting is generally held. During the year ended December 31, 2001, the board met 11 times. Each such meeting was a regular meeting. Each director attended at least 90% of all meetings held by the board and the committees on which he served.

     The board has established various standing committees, including the executive committee, the audit committee, the capital planning committee, the corporate responsibility committee, the compensation committee and the trust investment committee. These committees generally meet either monthly or quarterly and at call. The board does not have a standing nominating committee.

Compensation of Directors

     During 2001, each non-employee director of the Corporation received a $13,200 retainer and $700 for attendance at each meeting of a committee of the board of directors of which he was a member. The secretary of the board received an additional retainer of $32,000, and each member of the executive committee received an additional retainer of $9,600. Directors who are employees of the Corporation are not compensated for serving on the board of directors or any of its constituent committees.

Stock Ownership of Directors, Officers and Principal Shareholders

     The table below shows, as of February 15, 2002, the number of shares of the Corporation’s common stock beneficially owned by each person or entity known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director and nominee, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

	Number of Shares
	Beneficially	Percentage	Options Exercisable
Name	Owned(A)	Ownership(B)	Within 60 Days(C)

Mark A. Abernathy (1)	10,171	*

David Byars (2)	9,924	*

Robert S. Caldwell, Jr. (3)	42,991	*

Robert L. Calvert, III (4)	106,064	1.7%

Robert A. Cunningham (5)	81,804	1.3%

J. Nutie Dowdle	84,201	1.4%

Clifton B. Fowler (6)	7,338	*

James C. Galloway, Jr.	70,041	1.1%

Hunter M. Gholson (7)	67,850	1.1%

James D. Graham	30,000	*

Bobby L. Harper (8)	28,165	*

Robert S. Jones	23,758	*

Lewis F. Mallory, Jr. (9)	88,359	1.4%

Robert D. Miller	17,132	*

	Number of Shares
	Beneficially	Percentage	Options Exercisable
Name	Owned(A)	Ownership(B)	Within 60 Days(C)

Ralph E. Pogue	15,584	*

Thomas J. Prince, Jr. (10)	13,014	*

Allen B. Puckett, III(11)	135,235	2.2%

Dr. James C. Ratcliff (12)	5,748	*

H. Stokes Smith(13)	26,390	*

Sammy J. Smith	4,476	*

Henry S. Weiss	51,033	*

Richard T. Haston (14)	3,044	*

Directors and executive officers as a group (26 persons)	932,850	15.1%

Employee Stock Ownership Plan(15)

P. O. Box 840

Columbus, MS 39703	309,451	5.0%

*	Less than one percent

(A)	Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934. Also, includes shares allocated to participant accounts under the employee stock ownership plan, with respect to which each individual has voting power, and the salary reduction thrift plan, with respect to which each individual exercises investment control but not voting power.

(B)	Based upon 6,175,660 shares of common stock outstanding as of February 15, 2002.

(C)	Options to acquire the Corporation’s common stock were first granted to employees in 2001. The options are subject to a vesting schedule and no portion of the options vest and become exercisable before June 12, 2002.

(1)	Includes 427 shares held by NBC’s employee stock ownership plan with respect to which Mr. Abernathy has voting power. Also, includes 1,306 shares held in trust for the benefit of his wife, as to which he disclaims beneficial ownership and 379 shares held by the NBC’s salary reduction thrift plan (a 401(k) plan) with respect to which Mr. Abernathy has investment authority.

(2)	Includes 2,162 shares owned by Mr. Byars’ wife, 1,450 shares over which Mr. Byars serves as custodian for his children, 3,175 shares held through a profit sharing plan and 200 shares held in a business investment account, over all of which Mr. Byars exercises investment and voting control. Also includes 2,212 shares held in a family trust over which Mr. Byars is trustee and exercises investment and voting control.

(3)	Includes 3,502 shares for which Mr. Caldwell serves as custodian for his grandchildren over which he exercises investment and voting control. Also includes exercisable options for 768 shares, over which he has no investment or voting control.

(4)	Includes 30,536 shares held by two companies over which Mr. Calvert has sole investment and voting control, and 1,171 shares owned by Mr. Calvert’s wife, as to which he disclaims beneficial ownership.

(5)	Includes 16,372 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 54,548 shares owned by a partnership as to which Mr. Cunningham has sole voting and investment power.

(6)	Includes 1,921 shares held by NBC’s employee stock ownership plan with respect to which Mr. Fowler has voting power, 343 shares held by NBC’s salary reduction thrift plan with respect to which Mr. Fowler has investment authority and 125 shares as to which Mr. Fowler is a custodian for his child and over which he exercises sole investment and voting control.

(7)	Includes 12,500 shares held in trust and 8,348 shares held by Mr. Gholson’s wife, as to which he disclaims beneficial ownership. Also, includes 2,000 shares in a limited liability corporation and 4,250 shares in trust over which Mr. Gholson has sole voting and investment power.

(8)	Includes 27,570 shares held by NBC’s employee stock ownership plan with respect to which Mr. Harper has voting power and 595 shares held by the salary reduction thrift plan with respect to which Mr. Harper has investment authority.

(9)	Includes 38,089 shares held by NBC’s employee stock ownership plan with respect to which Mr. Mallory has voting power and 1,753 shares held by the salary reduction thrift plan with respect to which Mr. Mallory has investment authority.

(10)	Includes 6,687 shares held by NBC’s employee stock ownership plan with respect to which Mr. Prince has voting power and 1,183 shares held by the salary reduction thrift plan with respect to which Mr. Prince has investment authority.

(11)	Includes 7,168 shares owned by a corporation and 6,479 shares as to which Mr. Puckett serves as custodian for his children, over which Mr. Puckett has sole voting and investment power. Also, includes 2,000 shares owned by Mr. Puckett’s wife as to which he disclaims beneficial ownership.

(12)	Includes 1,288 shares owned by Dr. Ratcliff’s wife as to which he disclaims beneficial ownership and 200 shares as to which Dr. Ratcliff serves as custodian for his grandchild and over which he has sole voting and investment power.

(13)	Includes 9,368 shares owned by Mr. Smith’s wife as to which he disclaims beneficial ownership.

(14)	Includes 140 shares held by NBC’s employee stock ownership plan with respect to which Mr. Haston has voting power and 282 shares held by the salary reduction thrift plan with respect to which Mr. Haston has investment authority.

(15)	Shares are held by National Bank of Commerce as trustee of the employee stock ownership plan. Participants in the plan have voting rights for shares of the Corporation’s common stock allocated to their accounts. Shares allocated under this plan to executive officers are included in “Number of Shares Beneficially Owned.” Unallocated shares are voted by the trustee. As of February 15, 2002, 307,451 shares were allocated to participant accounts and 2,000 shares were unallocated and subject to voting by the trustee.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for services in all capacities to the Corporation for the fiscal years ending December 31, 2001, 2000 and 1999, of the chief executive officer and the four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

				Number of
				Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation

Lewis F. Mallory, Jr.	2001	$303,000	$0	25,000	$41,290	(1)

Chairman and Chief	2000	286,400	100,240	0	35,193

Executive Officer	1999	272,000	92,200	0	35,700

Mark A. Abernathy	2001	$178,500	$0	10,000	$19,137	(2)

President and Chief	2000	168,500	55,605	0	13,857

Operating Officer	1999	160,000	52,800	0	14,982

Richard T. Haston	2001	$133,000	$0	6,500	$14,693	(3)

Executive Vice President,	2000	126,000	37,800	0	11,537

Chief Financial Officer	1999	120,000	36,000	0	12,838

and Treasurer

Bobby L. Harper	2001	$118,344	$0	4,500	$15,690	(4)

Chairman of the Executive	2000	116,341	27,922	0	12,290

Committee	1999	110,841	33,525	0	13,273

Thomas J. Prince, Jr.	2001	$108,750	$0	4,500	$14,650	(5)

Vice President	2000	100,362	15,054	0	11,742

	1999	95,130	31,392	0	11,667

(1)	Includes split-dollar life insurance premiums in the amount of $21,302, dividend equivalent credits to Mr. Mallory’s account under the phantom stock plan in the amount of $7,013, the Corporation’s matching contribution to its salary reduction thrift plan in the amount of $7,875, and the Corporation’s contribution to its profit sharing plan in the amount of $5,100.

(2)	Includes split-dollar life insurance premiums in the amount of $7,265, dividend equivalent credits to Mr. Abernathy’s account under the phantom stock plan in the amount of $2,180, the Corporation’s matching contribution to its salary reduction thrift plan in the amount of $4,592, and the Corporation’s contribution to its profit sharing plan in the amount of $5,100.

(3)	Includes split-dollar life insurance premiums in the amount of $6,437, the Corporation’s matching contribution to it’s salary reduction thrift plan in the amount of $4,266, and the Corporation’s contribution to its profit sharing plan in the amount of $3,990.

(4)	Includes split-dollar life insurance premiums in the amount of $6,670, the Corporation’s matching contribution to it’s salary reduction thrift plan in the amount of $5,470, and the Corporation’s contribution to its profit sharing plan in the amount of $3,550.

(5)	Includes split-dollar life insurance premiums in the amount of $6,160, the Corporation’s matching contribution to its salary reduction thrift plan in the amount of $5,227, and the Corporation’s contribution to its Profit Sharing Plan in the amount of $3,263.

Stock Option Plan

     The Corporation maintains two long-term incentive plans for the benefit of the named executives: a phantom stock plan, in which only Mr. Mallory and Mr. Abernathy participate, and a long-term incentive compensation plan. No units were awarded under the phantom stock plan in 2001. As of December 31, 2001, the values of Messrs. Mallory’s and Abernathy’s accounts in the plan were $237,509 and $73,430, respectively, and the aggregate number of units credited to the accounts were 6,434.4 and 2,000, respectively.

     In 2001, the board of directors adopted a long-term incentive compensation plan that reserves for grant or issuance an aggregate of 235,000 shares of the Corporation’s common stock. This plan was not submitted to the shareholders for approval. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at or above the fair market value of the Corporation’s common stock, determined on the date of grant. The following table describes the options granted in 2001.

OPTION GRANTS IN 2001

					Potential Realizable
					Value at Assumed
	No. of	% Total			Price Appreciation
	Securities	Options			for the Option Term
	Underlying	Granted to	Exercise Price(1)	Expiration
Name	Options	Employees	($/share)	Date	5%	10%

Lewis F. Mallory, Jr.	25,000	29.8%	$27.67	6-12-11	$435,000	$1,102,500

Mark A. Abernathy	10,000	11.9%	$27.67	6-12-11	$174,000	$441,000

Richard T. Haston	6,500	7.7%	$27.67	6-12-11	$113,100	$286,650

Bobby L. Harper	4,500	5.4%	$27.67	6-12-11	$78,300	$198,450

Thomas J. Prince, Jr.	4,500	5.4%	$27.67	6-12-11	$78,300	$198,450

(1)	The exercise price is the fair market value of the Corporation’s common stock on the date of grant.

     The following table describes the value of the outstanding options, determined as of December 31, 2001.

2001 YEAR-END OPTION VALUES

	Number of Securities
	Underlying Options	Value of Options
Name	Granted in 2001(1)	At Fiscal Year End(2)

Lewis F. Mallory, Jr.	25,000	$76,750

Mark A. Abernathy	10,000	$30,700

Richard T. Haston	6,500	$19,955

Bobby L. Harper	4,500	$13,815

Thomas J. Prince, Jr.	4,500	$13,815

(1)	The options are subject to a vesting schedule; no options were exercisable as of December 31, 2001.

(2)	All options outstanding as of December 31, 2001, are in the money; none were exercisable as of December 31, 2001.

Employee Benefit Plans

     The Corporation maintains four employee benefit plans: a defined benefit, or pension, plan; a savings plan or 401(k); a profit sharing plan; and an employee stock ownership plan. Matching contributions to the 401(k) plan and profit sharing contributions for the named executives are included in the Summary Compensation Table. No contributions were made to the employee stock ownership plan in 2001.

     The pension plan and profit sharing plan are a floor offset arrangement, under which the benefits payable from the pension plan are offset, or reduced, by amounts payable from the profit sharing plan. Benefits under the pension plan are based upon a formula that takes into account average compensation and years of credited service. Average compensation is determined over the five consecutive year period in which compensation is the greatest. Compensation taken into account for the named executives is listed on the salary column of the Summary Compensation Table, subject to an annual limitation that is imposed under the Internal Revenue Code, which was $170,000 for 2001.

     The following table describes the estimated benefits payable from the offset arrangement at the normal retirement age of 65, in the form of a 10-year certain and life annuity.

	Years of Service(1)
5 Year Average
Annual Earnings	10	20	30	40	45

$25,000	$3,100	$6,300	$9,400	$12,500	$13,400

50,000	6,300	12,500	18,800	25,000	26,900

75,000	10,100	20,200	30,300	40,400	43,200

100,000	14,500	28,900	43,400	57,900	61,600

125,000	18,800	37,700	56,500	75,400	80,100

150,000	23,200	46,400	69,700	92,900	98,500

164,000	25,700	51,300	77,000	102,700	108,800

(1)	Messrs. Mallory, Abernathy, Haston, Harper and Prince have 37, 7, 5, 35, and 22 years of service respectively.

Employment Agreements

     The Corporation is a party to an executive employment agreement with Mr. Mallory which expires on December 31, 2003. The agreement provides continued employment for a period of five years from the date of a material change in ownership of the Corporation and ensures that during this period his salary, bonuses and benefits are at least equal to those in effect at the time of the change. If Mr. Mallory’s employment is terminated in connection with a change in control (defined as the sale, transfer or exchange of 80% or more of the common stock of the Corporation), he is entitled to a termination benefit equal to three times the average of the aggregate annual compensation paid during the five calendar years preceding the change. If Mr.

Mallory were terminated in 2002, he would receive a lump sum payment of $1,071,888 under the agreement.

     The Corporation has also entered into agreements with Messrs. Abernathy and Haston, each of which expires on December 31, 2005. Under these agreements, in the event employment is terminated in connection with a change in control (defined as the transfer, sale or exchange of 50% or more of the common stock of the Corporation), the Corporation will pay an amount equal to two times the annual salary he is receiving when the change occurs. If Mr. Abernathy and Mr. Haston were terminated in 2002, they would receive $357,000 and $266,000, respectively.

     Each of the employment agreements provide that in the absence of a material change in ownership or a change in control, the executive’s employment may be terminated at the discretion of the board, without the payment of severance or termination benefits.

COMPENSATION COMMITTEE REPORT

     Six independent, nonemployee directors serve on the board’s compensation committee. Among other duties, the committee administers the Corporation’s executive compensation programs and recommends to the board the salary and bonus for the chief executive and other executive officers. The committee met four times during 2001.

     Each year, the committee reviews the current compensation practices of financial institutions of similar asset size, to ensure that the Corporation’s compensation practices, policies and programs are approximately at the median of these institutions. The Corporation obtains information about comparable compensation practices from Watson Wyatt, an independent national compensation consulting firm. The Corporation’s executive compensation program consists of three basic components: base salary, short-term bonuses, and long-term incentives. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Corporation.

     In 2001, the base salary of each executive officer was reviewed using salary survey data developed by the independent compensation consultant. The committee did not increase base salary amounts in 2002 for the named executives.

     Short-term bonuses are cash compensation that may be awarded annually, provided the performance goals designated each year by the committee are achieved. For 2001, the performance goals as to Messrs. Mallory, Abernathy and Haston related to the Corporation’s return on equity. The committee determined that the goals were not satisfied, and no bonuses were awarded. The performance goals applicable to Messrs. Harper and Prince related to the Corporation’s net operating income and certain additional non-objective measures. Because the net operating income goals were not attained, no bonuses were paid.

     During 2001, the Corporation adopted a long-term incentive plan, the purpose of which is to further link the financial performance of the Corporation to the financial interests of its executives. Stock options were granted under the plan in the amounts and at the exercise price set forth in the Option Grant Table.

     The compensation committee practices described above were used to set the compensation of Mr. Mallory, the chief executive officer and chairman of the Corporation. Mr. Mallory’s base salary for 2002 is $303,000, the same as his 2001 base salary. With respect to fiscal year 2001, Mr. Mallory was not awarded a bonus. Mr. Mallory also received options to acquire 25,000 shares of the Corporation’s common stock.

     Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted. The committee has determined the Corporation’s compensation practices and policies are not currently affected by this limitation.

Respectfully submitted,

The Compensation Committee of the Board of Directors,

Allen B. Puckett, III, Chairman	Hunter M. Gholson	Robert D. Miller

J. Nutie Dowdle	Robert S. Jones	Henry S. Weiss

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The members of the compensation committee are set forth above. Hunter M. Gholson is a partner in a law firm that was retained by the Corporation during 2001; the Corporation anticipates that the engagement will continue during 2002.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The broad market index used in the graph is the AMEX Market Index. The Corporation has chosen to use Media General Financial Services Industry Group “413-REGIONAL-SOUTHEAST BANKS” as its peer group index. A list of the companies is included in the index following the graph.

     The graph assumes that $100 was invested in shares of the relevant issuers on January 1, 1997, and all dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals, for a five-year period ending December 31, 2001. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer’s market capitalization.

	1997	1998	1999	2000	2001

NBC	137.64	174.16	127.44	90.31	145.05
MG GROUP	173.04	164.80	137.07	139.94	175.99
AMEX	120.33	118.69	147.98	146.16	135.51

MG Industry Group 413-Regional-Southeast Banks

20/20 WEB DESIGN INC	ACADIANA BANCSHARES INC.	ADMIRALTY BANCORP CL B

ALABAMA NATIONAL BANCORP	AMSOUTH BANCORPORATION	AREA BANCSHARES CORP

AUBURN NATIONAL BANC INC.	BANC CORPORATION	BANCORPSOUTH INC.

BANK OF THE OZARKS INC	BEACH FIRST NATL BNKSHRS	BRITTON & KOONTZ CAP CP

CARDINAL FINANCIAL CORP	CENTERSTATE BANKS OF FL	CHESAPEAKE FINANCIAL SHS

CITIZENS FIRST CORP	CNB FLORIDA BANKSHARES	COLONIAL BANCGROUP CL A

COMMUNITY FINANCIAL GRP	COMMUNITY FIRST BANCORP	COMMUNITY NATL

COMMUNITY TRUST BNCP INC	COMPASS BANCSHARES INC.	CRESCENT BANKING COMPANY

CUMBERLAND BANCORP	EASTERN VIRGINIA BNKSHRS	EUFAULA BANCORP INC

EXCHANGE BANCSHARES	FARMERS CAPITAL BANK CP	FAUQUIER BANKSHARES INC

FIRST CAPITAL BANK	FIRST M & F CORPORATION	FIRST NATL BANCSHRS FL

FIRST TENNESSEE NATL CP	FLORIDA BANKS INC	FNB CORPORATION FL

FNB CORPORATION VA	FOUR OAKS FINCORP	FRANKLIN ENCL CORP TN

FRONTIER NATIONAL	HANCOCK HOLDING CO	HERITAGE BANKSHARES

HIBERNIA CORP A	IBERIABANK CORPORATION	MID-AMERICA BANCORP KY

MIDSOUTH BANKCORP	NATIONAL COMMERCE FNCL	NB&T FINANCIAL GROUP

NBC CAPITAL CORPORATION	PENSECO FINL SVCS CORP	PEOPLES BANCTRUST CO

PEOPLES HOLDING CO, THE	PINNACLE BANCSHARES	PINNACLE FINANCIAL PARTN

PREMIER FINANCIAL BANCP	REGIONS FINANCIAL CORP	REPUBLIC BANCORP INC CLA

S.Y. BANCORP INC	SIMMONS FIRST NATL CORP	SOUTH ALABAMA BANCORP

SOUTHCOAST FINL	SOUTHTRUST CORP	TRUSTMARK CORP

UNION PLANTERS CORP	UNITED FINANCIAL HOLDING	UNITED SECURITY BANCSHRS

WHITNEY HOLDING CORP

AUDIT COMMITTEE REPORT

     The audit committee supervises the Corporation’s internal audit function and general auditor, directs an examination of the Corporation’s books and records at least annually and reviews regulatory examination reports, including internal audit and loan review reports and audit reports issued by the Corporation’s independent auditors. The audit committee held four meetings during 2001. Each member of the audit committee is an “independent director” as defined in Section 121(A) of the American Stock Exchange’s Listing Standards. The audit committee operates under a written charter that was adopted by the board of directors. A copy of the charter was attached as Appendix A to the 2001 proxy statement.

     The audit committee has reviewed and discussed the audited financial statements with management and T. E. Lott & Company. The discussions with T. E. Lott & Company included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed auditor independence with representatives of T. E. Lott & Company.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors,

H. Stokes Smith, Chairman	J. Nutie Dowdle	Robert D. Miller

Robert S. Caldwell, Jr.	Allen B. Puckett, III	Sammy Smith

Robert L. Calvert, III	Dr. James C. Ratcliff	Henry Weiss

Independent Public Accountants

     The Corporation’s consolidated financial statements for the year ended December 31, 2001, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to audit the Corporation’s financial statements for 2002. A representative of the firm is expected to be present at the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The fees billed for services rendered by T. E. Lott & Company for the fiscal year 2001 were as follows:

•	Audit Fees –Fees for the audit of the Corporation’s annual financial statements and review of those financial statements included in the Corporation’s reports on Form 10-Q were approximately $123,300.

•	Financial Information Systems Design and Implementation Fees – T. E. Lott & Company did not render any financial information systems design and implementation services for the Corporation during the fiscal year ending December 31, 2001.

•	All Other Fees – Aggregate fees billed to the Corporation by T. E. Lott & Company for all other services rendered for the fiscal year 2001 totaled approximately $92,520. These fees relate to employee benefit plan and student loan audits, trust department agreed upon procedures, preparation of income and other tax returns, and other general consultation services.

     The committee has considered the compatibility of the performance of these non-audit services with maintaining T. E. Lott & Company’s independence.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

     During the fiscal year 2001, the law firm of Gholson, Hicks and Nichols provided legal services to the Corporation and its subsidiary bank. Hunter Gholson, a director of the Corporation, is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $98,656 in legal fees from the Corporation during the fiscal year 2001.

     On March 22, 2001, the Corporation entered into a definitive stock purchase agreement with Sarah S. Prude and Mrs. Prude’s son, James R. Prude, both of whom were directors of the Corporation. Pursuant to this agreement, the Corporation purchased 976,676 shares of common stock of the Corporation beneficially owned by Mrs. Prude and Mr. Prude at $25.10 per share. Subsequent to this transaction, both Mrs. Prude and Mr. Prude resigned as members of the Corporation’s board of directors.

     Certain directors and officers of the Corporation, businesses with which they are associated, and members of their immediate families are customers of the bank and had transactions with the bank in the ordinary course of its business during the year ended December 31, 2001. As of December 31, 2001, the aggregate principal amount of indebtedness (including unfunded commitments) owed to the bank by these related parties was $37,353,000. This indebtedness comprised approximately 6.08% of the total currently outstanding loans as of December 31, 2001. In the opinion of the board, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers, and any person beneficially owning more than 10% of the Corporation’s common stock to file reports of securities ownership and changes in that ownership with the Commission. Officers, directors and greater than 10% stockholders also are required to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of the forms filed during 2001, the Corporation believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Robert S. Jones, who filed a late Form 5 for 198 shares acquired through the Corporation’s dividend reinvestment plan.

OTHER MATTERS

     Management of the Corporation is not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

PROPOSALS OF SHAREHOLDERS

     At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. The board of directors may also submit other matters to the shareholders for action at the annual meeting. Shareholders of the Corporation may also submit proposals for inclusion in the proxy materials. Proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at 301 East Main Street, Starkville, Mississippi 39759, no later than Friday, February 14, 2003, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, the Corporation, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 2001, which was filed with the Securities and Exchange Commission on or about March 30, 2002. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 16, 2002
NBC CAPITAL CORPORATION
Starkville, Mississippi

     The undersigned shareholder(s) hereby appoint(s) Robert L. Calvert, III, Robert A. Cunningham, Ralph E. Pogue, Allen B. Puckett, III and Sammy J. Smith or any one of them (with full power to act alone), proxies for the undersigned to attend the annual meeting of the shareholders of NBC Capital Corporation to be held on Tuesday, April 16, 2002 at 5:00 p.m. at the National Bank of Commerce, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi, and any and all adjournments, thereof, with full power for any of them to appoint and to revoke the appointment of a substitute for themselves at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present.

     This proxy will be voted as directed below on the proposals set forth in the proxy statement of the meeting.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” all nominees listed below.

WITHHOLD
	FOR	AUTHORITY		FOR	AGAINST	ABSTAIN
ITEM 1. To elect twenty one directors of NBC Capital Corporation to serve until the 2003 annual meeting, or until their Successors are duly elected and qualified.	☐	☐	ITEM 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominees check the box above to vote “FOR” all nominees and strike a line through the nominee’s name in the list below. Holders of common stock may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a director on the line next to such director’s name)

Lewis F. Mallory, Jr.	Bobby L. Harper

Mark A. Abernathy	Robert S. Jones

David Byars	Robert D. Miller

Robert S. Caldwell, Jr.	Ralph E. Pogue

Robert L. Calvert, III	Thomas J. Prince, Jr.

Robert A. Cunningham	Allen B. Puckett, III

J. Nutie Dowdle	Dr. James C. Ratcliff

Clifton B. Fowler	Sammy J. Smith

James C. Galloway, Jr.	H. Stokes Smith

Hunter M. Gholson	Henry S. Weiss

James D. Graham

Signature of Stockholder	Date

Signature if held jointly	Date

NOTE: Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope.

FOLD AND DETACH HERE